CONSENT OF INDEPENDENT AUDITORS


As independent accountants, we hereby consent to the use of our report dated April 2, 1998, and to all references to our Firm including in or by incorporation by reference made a part of the Annual Report on Form 10-K of China Continental, Inc. for the year ended March 31, 1997.



                                       /s/  Blackman Kallick Bartelstein
                                       BLACKMAN KALLICK BARTELSTEIN, LLP



Chicago, Illinois
May 12, 1998